UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 8, 2003

Rock-Tenn Company

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23340	62-0342590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Thrasher Street, Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS
EX-99.1 TEXT OF PRESS RELEASE
EX-99.2 THIRD AMENDMENT TO CREDIT AGREEMENT
EX-99.3 TEXT OF PRESS RELEASE
EX-99.4 SLIDE PRESENTATION
EX-99.5 CHART THAT COMPARES THE ROIC OF ROCK-TENN

Item 5. Other Events.

April 2 Press Release

On April 2, 2003, Rock-Tenn Company (“Rock-Tenn”) issued a press release (the “April 2 Press Release”) that announced that it has amended its bank credit facility and renewed its asset securitization facility. A copy of the April 2 Press Release is attached hereto as Exhibit 99.1 and hereby incorporated herein. A copy of the Third Amendment to the Credit Agreement is attached hereto as Exhibit 99.2 and hereby incorporated herein.

April 8 Press Release

On April 8, 2003, Rock-Tenn issued a press release (the “April 8 Press Release”) that set forth:

•	Rock-Tenn’s guidance of earnings per share for the second fiscal quarter of 2003.

•	Rock-Tenn’s debt balance at the end of the second fiscal quarter of 2003 compared to the balance on September 30, 2002.

•	Rock-Tenn’s capital expenditures during the second fiscal quarter of 2003 as compared with its previous estimate for fiscal year 2003.

A copy of the April 8 Press Release is attached hereto as Exhibit 99.3 and hereby incorporated herein.

Forward-Looking Statements

Statements made in this report and the exhibits hereto, including statements regarding expected earnings, debt levels, capital expenditures, and expected credit availability, constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements are based on current expectations and beliefs and involve risks, uncertainties, and assumptions that could cause actual results to differ materially from those contained in any forward-looking statement. Such factors are described in Rock-Tenn’s filings with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Text of Press Release of Rock-Tenn Company, dated April 2, 2003.

99.2	Third Amendment to the Credit Agreement, dated March 31, 2003.

99.3	Text of Press Release of Rock-Tenn Company, dated April 8, 2003.

99.4	Rock-Tenn’s Slide Presentation from the SunTrust Robinson Humphrey 32nd Annual Institutional Investor Conference.

99.5	Chart that compares the ROIC of Rock-Tenn with the ROIC of four peers using pre-tax interest rather than interest after tax to calculate ROIC and a reconciliation of Rock-Tenn’s ROIC using pre-tax interest with Rock-Tenn’s ROIC using interest after tax.

Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

On April 8, 2003, Rock-Tenn issued the April 8 Press Release in which it disclosed unaudited financial information related to earnings per share, debt balance, and capital expenditures for the second quarter of fiscal 2003. A copy of the April 8 Press Release is attached hereto as Exhibit 99.3 and hereby incorporated herein.

On April 8, 2003, James A. Rubright, Rock-Tenn’s Chairman and Chief Executive Officer, made a public presentation at the SunTrust Robinson Humphrey 32nd Annual Institutional Investor Conference (the “Presentation”). On April 7, 2003, Rock-Tenn issued a press release announcing that Mr. Rubright would speak at the conference and that investors could access a webcast of the Presentation on the Rock-Tenn website, both live and archived for seven days. Rock-Tenn also made available on its website a copy of the slides included as part of the Presentation. A copy of these slides (the “Slide Presentation”) is set forth in the attached Exhibit 99.4 and hereby incorporated herein. All information in the Slide Presentation is presented as of April 8, 2003, and Rock-Tenn does not assume any obligation to correct or update such information in the future.

The Slide Presentation includes a slide (slide 22 of 24) entitled “ROIC vs. Folding Carton Peers.” This slide is a chart that compares the ROIC (return on invested capital) of Rock-Tenn with the ROIC of four peers. The slide identifies the financial information that Rock-Tenn used to calculate ROIC, a non-GAAP ratio, which includes certain GAAP financial measures and one non-GAAP financial measure, interest after tax.

Rock-Tenn does not believe that there is a GAAP measure that is directly comparable to ROIC. Rock-Tenn believes that pre-tax interest is the financial measure most directly comparable to interest after tax that is calculated and presented in accordance with GAAP. Further, if Rock-Tenn calculated ROIC using pre-tax interest, the ROIC ratio would not be a non-GAAP financial measure. A chart that compares the ROIC of Rock-Tenn with the ROIC of four peers using pre-tax interest rather than interest after tax to calculate ROIC is attached hereto as Exhibit 99.5 and hereby incorporated herein. Exhibit 99.5 also includes a reconciliation of Rock-Tenn’s ROIC using pre-tax interest with Rock-Tenn’s ROIC using interest after tax.

Management believes that ROIC, calculated using interest after tax, helps investors more easily evaluate Rock-Tenn’s results of operation, both over time and as compared with its peers. Management regularly uses this ROIC ratio to similarly evaluate the performance of each of its divisions as well as the overall performance of Rock-Tenn. Further, management believes that calculating ROIC using interest after tax offers investors a more effective analysis of the rate of return on invested capital because it takes into consideration interest paid on debt as a deductible business expense that reduces the cost of the debt capital.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY (Registrant)

Date: April 9, 2003	By:	/s/ STEVEN C. VOORHEES

Steven C. Voorhees, Executive Vice-President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and duly authorized officer)

4

INDEX TO EXHIBITS

Exhibit Number and Description

99.1	Text of Press Release of Rock-Tenn Company, dated April 2, 2003.

99.2	Third Amendment to the Credit Agreement, dated March 31, 2003.

99.3	Text of Press Release of Rock-Tenn Company, dated April 8, 2003.

99.4	Rock-Tenn’s Slide Presentation from the SunTrust Robinson Humphrey 32nd Annual Institutional Investor Conference.

99.5	Chart that compares the ROIC of Rock-Tenn with the ROIC of four peers using pre-tax interest rather than interest after tax to calculate ROIC and a reconciliation of Rock-Tenn’s ROIC using pre-tax interest with Rock-Tenn’s ROIC using interest after tax.

5